Exhibit 10.1

AMENDMENT TO TRANSACTION DOCUMENTS

This AMENDMENT TO TRANSACTION DOCUMENTS (this “Amendment”) is made as of the 28th day of April 2009, by and between URIGEN PHARMACEUTICALS, INC., a Delaware corporation with its principal place of business at 27 Maiden Lane, Suite 595, San Francisco, California 94108 (the “Borrower”), Urigen N.A., Inc., a Delaware corporation with its principal place of business at 27 Maiden Lane, Suite 595, San Francisco, CA 94108 (the “Guarantor”), and PLATINUM-MONTAUR LIFE SCIENCES, LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, the Lender and the Borrower previously entered into a Note Purchase Agreement, dated as of January 9, 2009 (the “Purchase Agreement”), which provided for the issuance to the Lender of a Senior Secured Convertible Promissory Note as set forth therein (the “Original Note”), and the parties have executed certain documents and instruments in connection therewith;

WHEREAS, the Guarantor guaranteed the obligations of the Borrower pursuant to the Guaranty, dated as of January 9, 2009, delivered to the Lender (the “Guaranty”);

WHEREAS, the Borrower’s obligations under the Original Note, and the Guarantor’s obligations under the Guaranty, are secured pursuant to the Security Agreement (the “Security Agreement”), dated as of January 9, 2009, among the parties hereto, and the Patent, Trademark and Copyright Security Agreement (the “IP Security Agreement”), dated January 9, 2009, among the parties hereto; and

WHEREAS, the Borrower has requested that the Lender extend additional credit in the form of an additional Senior Secured Convertible Promissory Note, in the principal amount of $40,000 (the “New Note”), in substantially the form attached hereto.

NOW, THEREFORE, in consideration of the foregoing and for the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION ONE
DEFINITIONS; REPRESENTATIONS

Section 1.1        Terms Defined.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Purchase Agreement.

Section 1.2         Representations and Warranties of Borrower.The Borrower and the Guarantor  represent and warrant to the Lender as follows:

(a)           Except as otherwise set forth herein or in the Schedules and Exhibits hereto, the representations and warranties of the Borrower and the Guarantor made in the Transaction Documents remain true, complete and accurate in all material respects, and the covenants of the Borrower and the Guarantor are hereby reaffirmed, as of the date hereof.

(b)           The Borrower and the Guarantor has each performed, in all material respects, all obligations to be performed by it to date under the Transaction Documents and no default or Event of Default exists thereunder or an event that with the passage of time or giving of notice or both, would constitute a default or an Event of Default.

(c)           Each of the Borrower and the Guarantor is a corporation duly organized, qualified, and existing in good standing under the laws of the State of Delaware and has full power and authority to consummate the transactions contemplated hereby.  The Borrower and the Guarantor are each duly qualified to do business in all states and other jurisdictions in which the character of the property owned by it or the nature of its activities causes such qualification to be necessary.

(d)           The execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate actions of each of the Borrower and the Guarantor, are within the corporate power of Borrower and the Guarantor and are not in contravention of law, the Borrower’s or the Guarantor’s Articles of Incorporation, By-laws or the terms of any other documents, agreements or undertakings to which the Borrower or the Guarantor is a party or by which the Borrower or the Guarantor is bound.  No approval of any person, corporation, governmental body or other entity is a prerequisite to the execution, delivery and performance by the Borrower and the Guarantor of this Amendment to ensure the validity or enforceability hereof.

(e)           This Amendment will constitute the legally binding obligation of Borrower and the Guarantor, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now existing or hereafter enacted relating to or affecting the enforcement of creditors’ rights generally, and as enforceability may be subject to limitations based on general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law).

SECTION TWO
AMENDMENTS

The Lender, the Borrower and the Guarantor have agreed to amend certain provisions of the Purchase Agreement  and the other Transaction Documents as set forth herein.

Section 2.1        References in Purchase Agreement.  The parties hereto agree that (i) the term “Notes” in the Purchase Agreement shall be deemed to include within its meaning the New Note, (ii) the term “Conversion Shares” in the Purchase Agreement shall be deemed to include within its meaning the shares of Common Stock issuable upon conversion of the New Note, and (iii) the term “Transaction Documents” in the Purchase Agreement shall be deemed to include within its meaning the New Note.

Section 2.2        References in the Original Note. The parties hereto agree that all references to the “Other Notes” in the Original Note shall mean and include the New Note.

Section 2.3        The Guaranty.  The Guarantor hereby acknowledges and agrees that the “Obligations”, as defined in the Guaranty, include all obligations of the Borrower under the New Note.

Section 2.4        Security Documents.  The Borrower and the Guarantor intend that the obligations under the New Note be secured by the collateral securing the obligations under the Original Note, including pursuant to the Security Agreement and the IP Security Agreement.  In connection therewith, the parties hereto agree that (i) the term “Notes” in the Security Agreement shall be deemed to include within its meaning the New Note, (ii) the term “Obligations” in the Security Agreement shall be deemed to include within its meaning all obligations of the Borrower under the Note and the Guarantor under the Guaranty (as amended hereby) and (iii) the term “Obligations” in the IP Security Agreement shall be deemed to include within its meaning all obligations of the Borrower under the New Note and the Guarantor under the Guaranty.

SECTION THREE
CLOSING CONDITIONS

Section 3.1         Closing Conditions.  The obligations of the Lender hereunder are subject to fulfillment of the following conditions precedent:

(A)           Amendment Documents.  The Borrower shall execute and deliver to the Lender this Amendment and all other Amendment Documents (as defined below) applicable to it.

(B)           Corporation Resolutions.  The Lender shall have received a copy, certified by the Secretary of the Borrower and the Guarantor, of a resolution of the Board of Directors of the Borrower and the Guarantor authorizing the execution, delivery and performance of this Amendment and each of the documents to be executed by the Borrower and the Guarantor in connection with this Amendment (the “Amendment Documents”), including the New Note.

(C)           Instruments.  All instruments and documents whose execution and delivery are required or contemplated by this Amendment and such other and further instruments and documents as the Lender may reasonably require shall have been duly executed and delivered in form and in substance reasonably satisfactory to the Lender, including the New Note.

(D)           Closing Expenses.  The Borrower shall pay all closing expenses, including reasonable attorneys’ fees, filing fees and recording fees, reasonably incurred by the Lender in connection with this Amendment and the other Amendment Documents.

Section 3.2         Funding.  Upon satisfaction of the conditions set forth in Section 3.1 above, the Lender shall purchase the New Note for the cash consideration of $40,000.  The Closing hereunder shall take place at the offices of the Lender at 152 West 57th Street, New York, NY.

SECTION FOUR
MISCELLANEOUS

Section 4.1         Transaction Documents.  The Borrower shall deliver this Amendment, and all other Amendment Documents to the Lender, and these documents shall be included in the term “Transaction Documents” in the Purchase Agreement.

Section 4.2         Future References.  All references to the Purchase Agreement and the other Transaction Documents shall hereinafter refer to such agreement as amended hereby.

Section 4.3        Continuing Effect.  The provisions of the Transaction Documents, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The Lender does not in any way waive the Borrower’s or the Guarantor’s obligations to comply with any of the provisions, covenants and terms of the Purchase Agreement and the other Transaction Documents, nor does the Lender waive any other right the Lender may have at law or in equity.

Section 4.4         Expenses.  Borrower agrees, regardless of whether or not the transactions contemplated hereby shall be consummated, to pay all reasonable expenses incurred by the Lender incident to such transactions in the preparation of documentation relating thereto, including all fees and disbursements of the counsel to the Lender, for services to the Lender.

Section 4.5         General.  Borrower and the Guarantor shall execute and deliver such additional documents and do such other acts as the Lender may reasonably require to implement the intent of this Amendment fully.  This Amendment may be executed in several counterparts by the Borrowers and the Lender, each of which shall be deemed an original but all of which together shall constitute one and the same Amendment.  This Amendment shall be governed by the laws of the State of New York, without regards to the conflict of law provisions thereof.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Purchase Agreement to be executed as of the date first above written.

BORROWER:

URIGEN PHARMACEUTICALS, INC.

By:	/s/ William J. Garner
Name: William J. Garner
Title: CEO

GUARANTOR:

URIGEN N.A., INC.

By:	/s/ Martin E. Shmagin
Name: Martin E. Shmagin
Title: CFO

LENDER:

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:	/s/ Michael Goldberg
Name: Michael Goldberg
Title: Portfolio Manager

EXHIBITS/ATTACHMENTS